SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 24, 2002

Date of Filing: June 26, 2002

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29889	94-3248524
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

240 East Grand Avenue, South San Francisco, CA 94080

 (Address of principal executive offices and zip code)

(650) 624-1100

Registrant’s telephone number, including area code:

Item 5.      Other Events

On June 24, 2002, Rigel Pharmaceuticals, Inc. issued a press release entitled “Rigel and Inoxell Enter Global Patent Settlement Agreement,” announcing a global patent settlement concerning certain drug target identification technologies. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. Inoxell A/S, a drug discovery company, was formed as a spinout from Pharmexa A/S (formerly M & E Biotech A/S) in July 2001. The patent settlement agreement involves both cross-licensing and joint ownership to certain patents and allows for worldwide freedom of operation for both companies.  Under the terms of the agreement, Rigel awarded Inoxell a non-exclusive license to a number of additional patents relevant for the drug target identification process. Also in connection with the settlement, a collaboration agreement has been signed concerning certain aspects of the technology.  The financial terms of the settlement were not disclosed.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Number	Description

99.1	Press release entitled “Rigel and Inoxell Enter Global Patent Settlement Agreement,” dated June 24, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: June 26, 2002
	By:	/s/ James H. Welch
James H. Welch
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release entitled “Rigel and Inoxell Enter Global Patent Settlement Agreement,” dated June 24, 2002.